UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2020

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Results of Operation and Financial Condition.

On November 10, 2020, First United Corporation (the “Corporation”) filed a Form 12b-25 with the Securities and Exchange Commission to announce that it would not be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Report”) by the due date. The Corporation does, however, expect to file the Report on or before the fifth calendar day following its due date and, accordingly, that the Report will be deemed to have been timely filed. In its Form 12b-25 filing, the Company announced that it expects its unaudited results of operations for the three- and nine-month periods ended September 30, 2020 will show net income of $5.0 million and $9.3 million, respectively, compared to net income of $4.5 million and $10.2 million, respectively, for the same periods of 2019. The increase for the third quarter of 2020 is reflective of an increase in net interest income offset by reduced salary expenses, primarily related to the Paycheck Protection Program loan fees, when compared to the third quarter of 2019. When comparing the nine months ended September 30, 2020 to the same period of 2019, the decrease in net income resulted primarily from increased provision expense and increased professional expenses. The foregoing is qualified in its entirety by the full period-to-period comparisons that will be provided in the Report.

The information contained in this Item 2.02 shall not be deemed “ filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: November 10, 2020	By:	/s/	Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO